As filed with the Securities and Exchange Commission on April 2, 2007
Registration No. 333-124858
462(b) Registration No. 333-134506

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 6
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Mariner Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1311	86-0460233
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
One Briar Lake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
(713) 954-5500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Teresa Bushman
Senior Vice President and General Counsel
Mariner Energy, Inc.
One Briar Lake Plaza, Suite 2000
2000 West Sam Houston Parkway South
Houston, Texas 77042
(713) 954-5505
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Kelly B. Rose	Brian J. Lynch, Esq.
Baker Botts L.L.P.	Robert A. Welp, Esq.
One Shell Plaza	Hogan & Hartson L.L.P.
910 Louisiana	8300 Greensboro Drive, Suite 1100
Houston, Texas 77002	McLean, Virginia 22102
(713) 229-1796	(703) 610-6100
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     This Post-Effective Amendment No. 6 to Form S-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES
     We are filing this Post-Effective Amendment No. 6 to our Registration Statement on Form S-1 (File Nos. 333-124858 and 333-134506), as amended (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement. Such securities will be registered under a contemporaneously-filed Registration Statement on Form S-3. We hereby remove from registration all securities registered pursuant to this Registration Statement that remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 30, 2007.

Mariner Energy, Inc.

By:	/s/ Scott D. Josey
Scott D. Josey
Chairman of the Board, Chief Executive
Officer and President

Signature	Title

/s/ Scott D. Josey	Chairman of the Board, Chief Executive Officer and President
Scott D. Josey	(Principal Executive Officer)

/s/ John H. Karnes	Senior Vice President, Chief Financial Officer and Treasurer
John H. Karnes	(Principal Financial and Accounting Officer)

* Bernard Aronson	Director

* Alan R. Crain, Jr.	Director

* Jonathan Ginns	Director

* John F. Greene	Director

* H. Clayton Peterson	Director

* John L. Schwager	Director

*	By:	/s/ Scott D. Josey

Attorney-in fact